EXHIBIT 10.81

LOAN AND SECURITY AGREEMENT

by and between

MANUGISTICS GROUP, INC.,

AND MANUGISTICS, INC.,

as Borrowers

and

SILICON VALLEY BANK,

as Bank

MARCH 31, 2004

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT dated March 31, 2004, between SILICON VALLEY BANK (“Bank”), whose address is 3003 Tasman Drive, Santa Clara, California 95054 and having a loan production office at 1660 International Drive, Suite 600, McLean, Virginia  22102 and MANUGISTICS GROUP, INC., a corporation organized under the laws of the State of Delaware whose address is 9715 Key West Avenue, Rockville, Maryland  20850 (the “Company”), MANUGISTICS, INC., a corporation organized under the laws of the State of Delaware whose address is 9715 Key West Avenue, Rockville, Maryland  20850 and any Persons who are now or hereafter made parties to this Agreement (each a “Borrower” and collectively, “Borrowers”), provides the terms on which Bank will lend to Borrowers and Borrowers will repay Bank. The parties agree as follows:

1              ACCOUNTING AND OTHER TERMS

Accounting terms not defined in this Agreement will be construed following GAAP. Calculations and determinations must be made following GAAP. The term “financial statements” includes the notes and schedules. The terms “including” and “includes” always mean “including (or includes) without limitation,” in this or any Loan Document.

2              LOAN AND TERMS OF PAYMENT

2.1          Promise to Pay

Borrowers jointly and severally promise to pay Bank the unpaid principal amount of all Credit Extensions and interest on the unpaid principal amount of the Credit Extensions in accordance with the Loan Documents.

2.1.1       Equipment Advances.

(a)           Subject to the terms and conditions of this Agreement, Bank agrees to lend to Borrowers, from time to time prior to the Commitment Termination Date, equipment advances (each an “Equipment Advance” and collectively the “Equipment Advances”) in an aggregate amount not to exceed the Committed Equipment Line. When repaid, the Equipment Advances may not be reborrowed. The proceeds of the Equipment Advances will be used solely to reimburse Borrowers for the purchase of Eligible Equipment purchased within one hundred twenty (120) days of the Equipment Advance provided that the first Equipment Advance may be used to reimburse Borrowers for Eligible Equipment purchased since January 1, 2002 if such first Equipment Advance is completed within one hundred twenty (120) days of the Closing Date. All Equipment Advances shall be evidenced by the Equipment Term Note to be executed and delivered by Borrowers to Bank on the Closing Date and shall be repaid in accordance with the terms of the Equipment Term Note. Bank’s obligation to lend hereunder shall terminate on the earlier of (i) the occurrence and continuance of an Event of Default, or (ii) the Commitment Termination Date.  For purposes of this Section, the minimum amount of each Equipment Advance is One Hundred Thousand Dollars ($100,000) and the maximum number of Equipment Advances that will be made is five (5).

(b)           To obtain an Equipment Advance, Borrowers will deliver to Bank a completed supplement in substantially the form attached as Exhibit B (“Loan Supplement”), copies of invoices for the Financed Equipment, together with a UCC Financing Statement, if requested by Bank, covering the Equipment described on the Loan Supplement, and such additional information as Bank may request at least five (5) Business Days before the proposed funding date (the “Funding Date”). On each Funding Date, Bank will specify in the Loan Supplement for each Equipment Advance, the Basic Rate, the Loan Factor, and the Payment Dates. If Borrowers satisfy the conditions of each Equipment Advance specified herein, Bank will disburse such Equipment Advance by internal transfer to Company’s deposit account with Bank. Each Equipment Advance may not exceed one hundred percent (100%) of the Original Stated Cost.

(c)           Bank’s obligation to lend the undisbursed portion of the Committed Equipment Line will terminate if, in Bank’s sole discretion, there has been a Material Adverse Change.

2.1.2       Interest Rate, Payments.

(a)           Principal and Interest Payments On Payment Dates.  Borrowers will repay each Equipment Advance on the terms provided in the related Loan Supplement. Borrowers will make payments monthly in advance of principal and accrued interest for each Equipment Advance (collectively, “Scheduled Payments”), on the first Business Day of the month following the Funding Date (or commencing on the Funding Date if the Funding Date is the first Business Day of the month) with respect to such Equipment Advance and continuing thereafter during the Repayment Period on the first Business Day of each calendar month (each a “Payment Date”), in an amount equal to the Loan Factor multiplied by the Loan Amount for such Equipment Advance as of such Payment Date. All unpaid principal and accrued interest is due and payable in full on the last Payment Date with respect to such Equipment Advance. Payments received after 12:00 noon Eastern time are considered received at the opening of business on the next Business Day.  An Equipment Advance may only be prepaid in accordance with Sections 2.1.2(d) and 2.1.2(f). Bank may debit any of Borrowers’ deposit accounts including Account Number     _ for principal and interest payments owing or any amounts Borrowers owe Bank if not paid when due or within the applicable cure period. Bank will promptly notify Company when it debits Borrowers’ accounts. These debits are not a set-off. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest accrue.

(b)           Interest Rate.  Borrowers will pay interest on the Payment Dates (as described above) at the per annum rate of interest equal to the Basic Rate.  Any amounts outstanding during the continuance of an Event of Default shall bear interest at a per annum rate equal to the Basic Rate plus four percent (4%). If any change in the law increases Bank’s expenses or decreases its return from the Equipment Advances, Borrowers will pay Bank (upon request and delivery by Bank to Borrowers of a description of such increased expenses or decreased returns and the methods by which Bank has allocated such increases or decreases to its customers) the amount of such increase or decrease.

(c)           Interim Payment. In addition to the Scheduled Payments, on the Funding Date for each Equipment Advance (unless the Funding Date is the first Business Day of the month) Borrowers shall pay to Bank, on behalf of Bank, the projected interest to accrue from the Funding Date to the first Payment Date, at the Basic Rate.

(d)           Prepayment Upon an Event of Loss. If any Financed Equipment is subject to an Event of Loss and Borrowers are required to or elect to prepay the Equipment Advance with respect to such Financed Equipment pursuant to Section 6.7, then such Equipment Advance shall be prepaid to the extent and in the manner provided in such section.

(e)           Mandatory Prepayment Upon an Acceleration. If the Equipment Advances are accelerated following the occurrence of an Event of Default or otherwise (other than following an Event of Loss), then Borrowers will immediately pay to Bank (i) all unpaid Scheduled Payments (including principal and interest) with respect to each Equipment Advance, (ii) all outstanding principal, (iii) all accrued unpaid interest, including the default rate of interest, to the date of the prepayment, (iv) the Prepayment Fee, and (v) all other sums, if any, that shall have become due and payable with respect to any Equipment Advance.

(f)            Permitted Prepayment of Loans. Borrowers shall have the option to prepay any Equipment Advance (or all Equipment Advances) advanced by Bank under this Agreement, provided Borrowers (i) provide written notice to Bank of its election to prepay such Equipment Advance at least thirty (30) days prior to such prepayment, and (ii) pays, on the date of the prepayment (A) all outstanding principal; (B) all unpaid accrued interest to the date of the prepayment; (C) a prepayment fee (the “Prepayment Fee”) equal to (i) one and one half of one percent (1.5%) of the amount prepaid if the prepayment occurs within the first twelve (12) months from the date of the Equipment Advance; (ii) one percent (1%) of the amount prepaid if the prepayment occurs after the first twelve (12) months, and prior to the twenty fourth (24th) month from the date of the Equipment Advance; and (iii) one half of one percent (.5%) of the amount prepaid at all times after the first twenty four (24) months from the date of the

Equipment Advance; and (D) all other sums, if any, that shall have become due and payable hereunder with respect to this Agreement. Notwithstanding the foregoing, Borrower shall not be required to pay the Prepayment Fee in the event it elects to pay the Obligations in full within thirty (30) days of obtaining knowledge that all or any part of, or any interest in, Bank’s obligations, rights and benefits under this Agreement have been transferred, sold or assigned as permitted under Section 12.1 herein.

2.2          Requests for Advances, Etc.

(a)           Each of the Borrowers hereby represents and warrants to Bank that each such Borrower will derive benefits, either directly or indirectly, from the proceeds of each Credit Extension, both in its individual capacity and as a member of the integrated group to which the Borrowers belong, because the successful operation of the integrated group referred to in this Agreement as “the Borrowers” is dependent upon the continued successful performance of the functions of the integrated group as a whole.

(b)           The Borrowers, in the discretion of their respective managements, are to agree among themselves as to the allocation of the benefits of the proceeds of the Credit Extensions and the purposes for which such benefits and proceeds will be used, provided that no allocation, purpose or use shall be in violation of this Agreement. For administrative convenience, each Borrower is hereby irrevocably appointed by each and every other Borrower as agent for each and every other Borrower for the purpose of requesting Credit Extensions, receiving the benefits of the proceeds of such Credit Extensions, and disbursing the proceeds of such Credit Extensions among the Borrowers. By reason thereof, each Borrower is hereby irrevocably appointed by each and every other Borrower with power and authority through its duly authorized officer or officers (i) to endorse any check (if any) for the proceeds of any Credit Extension for and on behalf of each and every Borrower and in the name of each and every Borrower, and (ii) to instruct Bank to credit the proceeds of any Credit Extension directly to a banking account of one or more of the Borrowers which shall evidence the making of such Credit Extension and shall constitute the acknowledgment by each and every Borrower of the receipt of the proceeds of such Credit Extension. Bank may require from time to time such certificates, reports and other items as Bank may reasonably deem necessary to evidence the allocation of the proceeds of the Credit Extensions among the Borrowers. In particular, Bank may require from time to time that any advances of the proceeds of the Credit Extensions by one or more of the Borrowers be evidenced by one or more promissory notes or other written instruments or agreements between one or more of the Borrowers to evidence intercompany receivables between one or more of the Borrowers. All actions taken by each Borrower in connection with the Credit Extensions and the Loan Documents shall be conclusively presumed to be the joint and several actions of the Borrowers even though any one Borrower may act from time to time in its name alone. This appointment is coupled with an interest and is irrevocable without the prior written consent of Bank.

(c)           Without implying any limitation on the joint and several nature of the Obligations, Bank agrees that, notwithstanding any other provision of this Agreement, the Borrowers may create inter-company indebtedness between and/or among the Borrowers with respect to the allocation of the benefits and proceeds of the advances under this Agreement. The Borrowers agree among themselves, and Bank consents to that agreement, that each and every Borrower shall have rights of contribution from all of the other Borrowers to the extent each such Borrower incurs Obligations in excess of the proceeds of the Credit Extensions received by, or allocated to purposes for the direct benefit of, each such Borrower. All such indebtedness and rights shall be, and are hereby agreed by the Borrowers to be, subordinate in priority and payment to the indefeasible payment in full of the Obligations, and, unless Bank agrees in writing otherwise, shall not be exercised or repaid in whole or in part until all of the Obligations have been satisfied, provided, however, that prior to the occurrence of a payment Default, the Borrowers shall be permitted to make payments on account of any such inter-company indebtedness from time to time in accordance with the terms thereof. Each and every Borrower hereby waives all rights of counterclaim, recoupment and offset between or among themselves arising on account of that indebtedness. Unless required by the laws of the United States or the country where such indebtedness is created, each and every Borrower agrees not to evidence that indebtedness or rights by note or other instrument, and shall not secure that indebtedness with any mortgage, security agreement or otherwise.

(d)           Bank is hereby irrevocably authorized by the Borrowers to make Credit Extensions to the Borrowers, all pursuant to the provisions of this Agreement upon the written, oral or telephone request of any one of the Persons who is from time to time a Responsible Officer of the Borrowers under the provisions of the most recent certificate of corporate resolutions of the Borrowers on file with Bank or as otherwise designated in writing by the Borrowers. Except for gross negligence or willful misconduct, Bank assumes no responsibility or liability for any errors, mistakes, and/or discrepancies in the oral, telephonic, written or other transmissions of any instructions, orders, requests and confirmations between Bank and the Borrowers in connection with any of Credit Extension, or any other transaction in connection with the provisions of this Agreement.

2.3          Fees.

Borrowers will pay:

(a)           Facility Fee. A fully earned, nonrefundable fee in the amount of Eighteen Thousand Seven Hundred Fifty Dollars ($18,750) on the Closing Date.

(b)           Bank Expenses. All Bank Expenses (including reasonable attorneys’ fees and reasonable expenses) incurred through and after the date of this Agreement, are payable when due.

3              CONDITIONS OF LOANS

3.1          Conditions Precedent to Initial Credit Extension.

Bank’s obligation to make the initial Credit Extension is subject to the condition precedent that it receive the agreements, documents and fees it requires and Bank’s receipt of an insurance certificate in form and substance acceptable to Bank showing that Bank has been added to such policies pursuant to a lender’s loss payable endorsement as an additional loss payee and with respect to all liability policies, showing the Bank as an additional insured and providing that the insurer must give Bank at least twenty (20) days notice before canceling its policy.

3.2          Conditions Precedent to all Credit Extensions.

Bank’s obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following:

(a)           timely receipt of any Loan Supplement; and

(b)           the representations and warranties in Section 5 must be true on the date of the Loan Supplement and on the effective date of each Credit Extension and no Event of Default may have occurred and be continuing, or result from the Credit Extension. Each Credit Extension is Borrowers’ representation and warranty on that date that the representations and warranties of Section 5 remain true.

4              CREATION OF SECURITY INTEREST

4.1          Grant of Security Interest.

Borrowers grant Bank a continuing security interest in all presently existing and later acquired Collateral to secure all Obligations and performance of each of Borrowers’ duties under the Loan Documents. Any security interest will be a first priority security interest in the Collateral. Bank upon the occurrence of any Event of Default, may place a “hold” on any deposit account of any Borrower maintained with Bank. The Bank’s hold on any such deposit account shall be limited to the aggregate amount of the outstanding Obligations, including without limitation, the outstanding Obligations under the Committed Revolving Line, including the face amount of all undrawn letters of credit issued thereunder. If this Agreement is terminated, Bank’s lien and security interest in the Collateral will continue until Borrowers fully satisfy their Obligations.

5              REPRESENTATIONS AND WARRANTIES

Each Borrower represents and warrants as follows:By:

5.1          Due Organization and Authorization.

Each Borrower is duly existing and in good standing in its state of incorporation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change. Each Borrower’s exact legal name is as set forth on the signature pages of this Agreement. The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower’s formation documents, nor constitute an event of default under any material agreement by which Borrower is bound. Each Borrower is not in default under any agreement to which it is a party, or by which it is bound, in which the default could reasonably be expected to cause a Material Adverse Change.

5.2          Collateral.

Each Borrower has good title to the Collateral, free of Liens.

5.3          Litigation.

There are no actions or proceedings pending or, to the knowledge of each Borrower’s Responsible Officers, threatened by or against any Borrower or any Subsidiary in which a likely adverse decision could reasonably be expected to cause a Material Adverse Change.

5.4          No Material Adverse Change in Financial Statements.

All consolidated financial statements for the Company and its Subsidiaries, delivered to Bank fairly present in all material respects the consolidated financial condition and the consolidated results of operations of the Company and its Subsidiaries. There has not been any material deterioration in the consolidated financial condition of the Company and its Subsidiaries since the date of the most recent consolidated financial statements submitted to Bank.

5.5          Solvency.

The fair salable value of Borrowers’ assets (including goodwill minus disposition costs) exceeds the fair value of their liabilities; no Borrower is left with unreasonably small capital after the transactions in this Agreement or any of the Loan Documents; and each Borrower is able to pay its debts (including trade debts) as they mature.

5.6          Regulatory Compliance.

No Borrower is an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act. No Borrower is engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. No Borrower has violated any laws, ordinances or rules, the violation of which could reasonably be expected to cause a Material Adverse Change. None of any Borrowers’ or any Subsidiary’s properties or assets has been used by any Borrower or any Subsidiary or, to the best of any Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Each Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP. Each Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.

5.7          Omitted.

5.8          Designated Senior Indebtedness.

The Company represents, warrants and agrees with the Bank that the Obligations shall at all times be deemed to be “Designated Senior Indebtedness” under that certain Indenture dated October 20, 2000 between the Company and State Street Bank and Trust Company as the same may from time to time be amended, restated or otherwise modified.

5.9          Full Disclosure.

No written representation, warranty or other statement of any Borrower in any certificate or written statement given to Bank (taken together with all such written certificates and written statements to Bank) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading. It being recognized by Bank that the projections and forecasts provided by each Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected and forecasted results.

6              AFFIRMATIVE COVENANTS

Each Borrower will do all of the following for so long as Bank has an obligation to make any Credit Extension, or there are outstanding Obligations:

6.1          Government Compliance.

Each Borrower will maintain its legal existence and good standing as a Registered Organization in only the State of such Borrower’s incorporation as set forth in the Schedule and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to cause a material adverse effect on such Borrower’s business or operations. Each Borrower will comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on such Borrower’s business or operations or would reasonably be expected to cause a Material Adverse Change.

6.2          Financial Statements, Reports, Certificates.

(a)           The Company will deliver to Bank:  (i) as soon as available, but no later than fifty (50) days after the last day of each of the Company’s fiscal quarters, a company prepared quarterly financial statement including a consolidated balance sheet and income statement covering Borrowers’ consolidated operations during the period certified by a Responsible Officer; (ii) as soon as available, but no later than one hundred twenty (120) days after the last day of the Company’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm acceptable to Bank; (iii) a prompt report of any legal actions pending or threatened against any Borrower or any Subsidiary that could result in damages or costs to any Borrower or any Subsidiary in excess of $3,000,000 or which could result in a Material Adverse Change; and (iv) budgets, sales projections, operating plans or other financial information Bank reasonably requests. In lieu of items (a)(i) and (a)(ii) above, Company may deliver to Bank, Company’s 10-Q and 10-K along with the unqualified opinion described above, as applicable, within the time frame described above for delivering such financial statements.

(b)           Within fifty (50) days after the last day of each of the Company’s fiscal quarters, the Company will deliver to Bank with the quarterly financial statements a Compliance Certificate signed by a Responsible Officer in the form of Exhibit C.

(c)           Each document required to be delivered pursuant to paragraphs (a) and (b) of this Section 6.2 shall be deemed to have been delivered on the date on which the Company posts such document on the Company’s website on the Internet at the website address listed on the Schedule, or when such document is posted on the Securities and Exchange Commission’s website at www.sec.gov; provided that (i) if the Bank so requests, the Company shall deliver paper copies of all such documents to the Bank until the Bank requests that the Company cease delivering such paper copies and (ii) the Company shall notify the Bank by facsimile of the posting of each such document.

6.3          Financial Covenants.

Borrowers will maintain as of the last day of each fiscal quarter:

(a)              Quick Ratio. A ratio of (i) Quick Assets to (ii) Current Liabilities, plus long term Indebtedness to Bank and outstanding letters of credit under the Committed Revolving Line minus deferred revenue of at least 1.75 to 1.00.

(b)              Tangible Net Worth. A Tangible Net Worth of at least $130,000,000 as of the quarter ending May 31, 2004, $140,000,000 as of the quarters ending August 31, 2004 and November 30, 2004, and $150,000,000 for the quarter ending February 28, 2005, and thereafter at such levels as agreed to by Bank based upon the Company’s projections.

6.4          Taxes.

Each Borrower will make, and cause each Subsidiary to make, timely payment of all material federal, state, and local taxes or assessments (other than taxes and assessments which Borrowers are contesting in good faith, with adequate reserves maintained in accordance with GAAP) and will deliver to Bank, on demand, appropriate certificates attesting to the payment.

6.5          Insurance.

Each Borrower will keep its business and the Collateral insured for risks and in amounts standard for Borrower’s industry, and as Bank may reasonably request. Insurance policies will be in a form, with companies, and in amounts that are satisfactory to Bank in Bank’s reasonable discretion. At Bank’s request, Borrower will deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any policy will, at Bank’s option, be payable to Bank on account of the Obligations.

6.6          Deposit Accounts.

Borrowers will at all times, maintain not less than $50,000,000 in cash and/or investments with Bank and/or its Affiliates. Funds may be maintained in investment vehicles or operating accounts at the Borrower’s discretion. Borrowers agree that in the event that Borrowers request that any such amounts required to be maintained herein be held in an investment or other account with any Affiliate of Bank, Borrowers shall promptly execute and deliver an Account Control Agreement to Bank in Bank’s standard form

6.7          Loss, Destruction or Damage.

Each Borrower will bear the risk of the Financed Equipment being lost, stolen, destroyed, or damaged. If during the term of this Agreement any item of Financed Equipment is lost, stolen, destroyed, damaged beyond repair, rendered permanently unfit for use, or seized by a governmental authority for any reason for a period equal to at least the remainder of the term of this Agreement (an “Event of Loss”), then in each case, Borrowers:

(a)           prior to the occurrence of an Event of Default, at Borrowers’ option, will (1) pay to Bank on account of the Obligations relating to the Financed Equipment affected by the Event of Loss all accrued interest to the date of the prepayment, plus all outstanding principal, plus a prepayment fee equal to (i) one and one half of one percent (1.5%) of the amount prepaid if the prepayment occurs within the first twelve (12) months from the date of the Equipment Advance; (ii) one percent (1%) of the amount prepaid if the prepayment occurs after the first twelve (12) months, and prior to the twenty fourth (24th) month from the date of the Equipment Advance; and (iii) one half of one percent (.5%) of the amount prepaid at all times after the first twenty four (24) months from the date of the Equipment Advance; or (2) repair or replace any Financed Equipment subject to an Event of Loss provided the repaired or replaced Financed Equipment is of equal or like value to the Financed Equipment subject to an Event of Loss and provided further that Bank has a first priority perfected security interest in such repaired or replaced Financed Equipment.

(b)           during the continuance of an Event of Default, on or before the Payment Date after such Event of Loss for each such item of Financed Equipment subject to such Event of Loss, Borrowers will, at Bank’s option, pay to Bank an amount equal to all accrued interest to the date of the prepayment, plus all outstanding principal, plus a prepayment fee equal to (i) one and one half of one percent (1.5%) of the amount prepaid if the prepayment occurs within the first twelve (12) months from the date of the Equipment Advance; (ii) one percent (1%) of the amount prepaid if the prepayment occurs after the first twelve (12) months, and prior to the twenty fourth (24th) month from the date of the Equipment Advance; and (iii) one half of one percent (.5%) of the amount prepaid at all times after the first twenty four (24) months from the date of the Equipment Advance, plus all other sums, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts.

On the date of receipt by Bank of the amount specified above with respect to each such item of Financed Equipment subject to an Event of Loss, this Agreement shall terminate as to such Financed Equipment. If any proceeds of insurance or awards received from governmental authorities are in excess of the amount owed under this Section, Bank shall promptly remit to Borrowers the amount in excess of the amount owed to Bank.

6.8          Joinder of Subsidiaries.

In the event that any Subsidiary of any Borrower which is not then a Borrower under this Loan Agreement becomes the owner of any interest in any Financed Equipment purchased with any Equipment Advance through either the initial purchase of such Financed Equipment from a third party or by way of any transfer, assignment or sale of such Financed Equipment by any other Borrower, Borrowers shall cause such Subsidiary to deliver to Bank, within twenty (20) days of acquiring any such interest in any Financed Equipment, an Additional Borrower Joinder Supplement in substantially the form attached hereto as Exhibit D pursuant to which (a) it shall join as a Borrower under each of the Loan Documents to which the Borrowers are parties, and (b) encumber such Financed Equipment to secure the Obligations, free and clear of all Liens.

6.9          Further Assurances.

Each Borrower will execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank’s security interest in the Collateral or to effect the purposes of this Agreement.

7              NEGATIVE COVENANTS

No Borrower will do any of the following without Bank’s prior written consent, for so long as Bank has an obligation to make Credit Extensions or there are any outstanding Obligations:

7.1          Dispositions.

Convey, sell, lease, transfer or otherwise dispose of (collectively “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of the Collateral (including, any Transfer to another Borrower for which Bank has not filed a financing statement on such Borrower with respect to such Collateral).

7.2          Changes in Business, Ownership, Management or Business Locations.

Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower or reasonably related thereto or have a material change in its senior management, unless such senior management is replaced with an individual or individuals with comparable experience and qualifications in Borrower’s good faith business judgment within 120 days or any Person or group of Persons acting in concert shall acquire more thirty five percent (35%) (other than by the sale of Borrower’s equity securities in a public offering or to venture capital investors so long as Borrower identifies and advises Bank of the venture capital investors prior to the closing of the investment), except where (i) no Event of Default has occurred and is continuing or would result from such action during the term of this Agreement and (ii) Borrowers remain in compliance with Section 6.3 hereof following any such transaction. A Subsidiary may merge or consolidate into another Subsidiary or into any Borrower. Borrower will not, without at least thirty (30) days prior written notice, change its state of formation, or change the locations where the Collateral is located as set forth in the Schedule or as previously disclosed to Bank.

7.3          Mergers or Acquisitions.

Merge or consolidate, or permit any of its Material Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person (a “Target”), except (a) a Subsidiary may merge or consolidate into another Subsidiary or into any Borrower (b) in connection with a Permitted Acquisition (as hereinafter defined). Borrower may acquire by merger, stock purchase, asset purchase or otherwise, all or substantially all the assets of any Person or make any investments in any such Person (each a “Permitted Acquisition” and collectively, the “Permitted Acquisitions”) during the existence of this Agreement without Bank’s consent, provided, however, that each of the following conditions precedent are in satisfied:

(i)            After giving effect to such Permitted Acquisition, Borrower shall continue to be in compliance with the financial covenants set forth in Section 6.3 hereof;

(ii)           The net cash consideration (after adding any cash and cash equivalents to be acquired through the acquisition of the Target) for any single Permitted Acquisition does not exceed Fifteen Million Dollars ($15,000,000) and the aggregate net cash consideration of all Permitted Acquisitions within a single fiscal year does not exceed Thirty Million Dollars ($30,000,000) (the “Acquisition Cap”);

(iii)          The Person being acquired (“Target”) is a going concern;

(iv)          With respect to any Permitted Acquisitions financed with the Company’s equity, the number of the shares of the Company’s common stock issued as consideration for any single Permitted Acquisition does not exceed twenty percent (20%) of the  number of the shares of the Company’s issued and outstanding common stock on the closing date of such Permitted Acquisition

(v)           After giving affect to the Permitted Acquisition, the Borrowers’ current Senior Management remains actively involved in the ongoing business of each Borrower (subject to changes in Senior Management permitted by Section 7.2 hereof); and

(vi)          After giving affect to the Permitted Acquisition, there shall not exist any Event of Default under this Agreement or any of the Loan Documents.

For purposes hereof, only cash consideration incurred in connection with each Permitted Acquisition (not the value of non-compete agreements and the value of assets, stock, warrants, or other property transferred, pledged or given in connection with any Permitted Acquisition) shall be included in the calculation of the Acquisition Cap, if such Target is a Material Subsidiary.

Upon completion of each Permitted Acquisition, Borrowers shall at Borrowers’ expense, cause each Target which is organized in the United States to be added as a co-obligor on this Agreement and the Loan Documents.

7.4          Indebtedness.

Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.5          Encumbrance.

Create, incur, or allow any Lien on any Collateral, or permit any of its Subsidiaries to do so, or permit any Collateral not to be subject to the first priority security interest granted here.

7.6          Distributions; Investments.

Directly or indirectly acquire or own any Person, or make any Investment in any Person, other than Permitted Investments, or permit any of its Subsidiaries to do so or pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock, except where (i) no Event of Default has occurred and is continuing or would result from such action during the term of this Agreement and (ii) and Borrowers remain in compliance with Section 6.3 hereof following any such transaction.

7.7          Transactions with Affiliates.

Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of any Borrower except for transactions that are in the ordinary course of such Borrower’s business, upon fair and reasonable terms that are no less favorable to such Borrower than would be obtained in an arm’s length transaction with a nonaffiliated Person.

7.8          Subordinated Debt.

(a)           Make any Material Subordinated Debt Modification to any document relating to the Subordinated Debt without Bank’s prior written consent, or (b) make any payment on the Subordinated Debt, provided, however, that (i) Borrowers are permitted to make payments (“Permitted Conversion Payments”) of up to Ten Million Dollars ($10,000,000) in the aggregate in any twelve-month period in connection with the conversion of Subordinated Debt into equity so long as such payments are not payments of principal or interest, but are additional consideration paid to the holders of the Subordinated Debt in connection with such conversion, and provided, further, that Permitted Conversion Payments may only be made if such Permitted Conversion Payments are approved by the Board of Directors of the Company, and further provided that at the time of and on a pro forma basis after giving effect to such Permitted Conversion Payments, no Event of Default shall have occurred or would thereby occur under any Loan Document, and (ii) Borrowers are permitted to make payments on the Subordinated Debt from proceeds of sales of the Company’s capital stock from and after the date hereof, provided that at the time of and on a pro forma basis after giving effect to such payments, no Event of Default shall have occurred or would thereby occur under any Loan Document.

7.9          Compliance.

Become an “investment company” or a company controlled by an “investment company,” under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on any Borrower’s business or operations or would reasonably be expected to cause a Material Adverse Change, or permit any of its Subsidiaries to do so.

8              EVENTS OF DEFAULT

Any one of the following is an Event of Default:

8.1          Payment Default.

If Borrowers fail to pay any of the Obligations when due and such failure shall continue for three (3) Business Days. During the additional time, the failure to cure the default is not an Event of Default (but no Credit Extensions will be made during the cure period);

8.2          Covenant Default.

If any Borrower does not perform any obligation in Section 6 or violates any covenant in Section 7; or if any Borrower does not perform or observe any other material term, condition or covenant in this Agreement, any Loan Documents, or in any agreement between any Borrower and Bank; and in each such case, as to any default under a term, condition or covenant that can be cured, has not cured the default within fifteen (15) days from the earlier of (i) notice from Bank of such default to a Responsible Officer of the Company or (ii) actual knowledge of such default by an officer of any Borrower, provided, however, if the default cannot be cured within fifteen (15) days or cannot be cured after the defaulting Borrower’s attempts within such fifteen (15) day period, and the default may be cured within a reasonable time, then the defaulting Borrower has an additional period (of not more than thirty (30) days) to attempt to cure the default. During the additional time, the failure to cure the default is not an Event of Default (but no Credit Extensions will be made during the cure period);

8.3          Material Adverse Change.

If there (i) occurs a material adverse change in the business, operations, or condition (financial or otherwise) of the Borrowers and their Subsidiaries taken as a whole, or (ii) is a material impairment of the prospect of repayment of any portion of the Obligations or (iii) is a material impairment of the value or priority of Bank’s security interests in the Collateral.

8.4          Attachment.

If any material portion of any Borrower’s assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in ten (10) days, or if any Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business or if a judgment or other claim becomes a Lien on a material portion of any Borrower’s assets, or if a notice of lien, levy, or assessment is filed against any of any Borrower’s assets by any government agency and not paid within ten (10) days after such Borrower receives notice. These are not Events of Default if stayed or if a bond is posted pending contest by such Borrower (but no Credit Extensions will be made during the cure period);

8.5          Insolvency.

If any Borrower becomes insolvent or if any Borrower begins an Insolvency Proceeding or an Insolvency Proceeding is begun against any Borrower and not dismissed or stayed within forty-five (45) days (but no Credit Extensions will be made before any Insolvency Proceeding is dismissed);

8.6          Other Agreements.

If there is a default in any agreement between any Borrower and a third party that gives the third party the right to accelerate any Indebtedness exceeding $3,000,000 or that could cause a Material Adverse Change;

8.7          Judgments.

If a money judgment(s) in the aggregate of at least $3,000,000 is rendered against any Borrower and is unsatisfied and unstayed for 10 days (but no Credit Extensions will be made before the judgment is stayed or satisfied);

8.8          Misrepresentations.

If any Borrower or any Person acting for any Borrower makes any material misrepresentation or material misstatement now or later in any warranty or representation in this Agreement or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document; or

8.9          Subsidiaries.

Any circumstance described in Sections 8.4, 8.5 or 8.7 occurs to any Material Subsidiary of any Borrower.

9              BANK’S RIGHTS AND REMEDIES

9.1          Rights and Remedies.

When an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

(a)           Declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

(b)           Stop advancing money or extending credit for Borrowers’ benefit under this Agreement or under any other agreement between any Borrower and Bank;

(c)           Make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral. Borrowers will assemble the Collateral if Bank requires and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Each Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank’s rights or remedies;

(d)           Apply to the Obligations any (i) balances and deposits of any Borrower, Bank or its Affiliate it holds, or (ii) any amount held by Bank owing to or for the credit or the account of any Borrower;

(e)           Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral;

(f)            Exercise a right of set off or bank lien as to any monies of any Borrower deposited in any accounts of any nature maintained by any Borrower with Bank or any Affiliate of Bank, without advance notice, regardless of whether such accounts are general or special. Each Borrower, Bank and any Affiliate of Bank at which any such accounts are maintained agree that such Affiliate shall comply with any instructions given by Bank with respect to the disposition of funds held in any such account without further consent of any Borrower; and

(g)           Dispose of the Collateral according to the Code.

9.2          Power of Attorney.

Effective only when an Event of Default occurs and continues, each Borrower irrevocably appoints Bank as its lawful attorney to:  (i) endorse such Borrower’s name on any checks or other forms of payment or security; (ii) make, settle, and adjust all claims under such Borrower’s insurance policies; and (iii) transfer the Collateral into the name of Bank or a third party as the Code permits. Bank may exercise the power of attorney to sign each Borrower’s name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred if Borrower has refused to do so upon the Bank’s request. Bank’s appointment as each Borrower’s attorney in fact, and all of Bank’s rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank’s obligation to provide Credit Extensions terminates.

9.3          Omitted.

9.4          Bank Expenses.

If any Borrower fails to pay any amount or furnish any required proof of payment to third persons, Bank may make all or part of the payment or obtain insurance policies required in Section 6.5, and take any action under the policies Bank deems prudent. Any amounts paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then applicable rate and secured by the Collateral. No payments by Bank are deemed an agreement to make similar payments in the future or Bank’s waiver of any Event of Default.

9.5          Bank’s Liability for Collateral.

If Bank complies with reasonable banking practices and the Code, it is not liable for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other person. Borrowers bear all risk of loss, damage or destruction of the Collateral.

9.6          Remedies Cumulative.

Bank’s rights and remedies under this Agreement, the Loan Documents, and all other agreements are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank’s exercise of one right or remedy is not an election, and Bank’s waiver of any Event of Default is not a continuing waiver. Bank’s delay is not a waiver, election, or acquiescence. No waiver is effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.

9.7          Demand Waiver.

Each Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrowers are liable.

10           NOTICES

All notices or demands by any party about this Agreement or any other related agreement must be in writing and be personally delivered or sent by an overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile to the addresses set forth at the beginning of this Agreement. A party may change its notice address by giving the other party written notice.

11           CHOICE OF LAW , VENUE AND JURY TRIAL WAIVER

Virginia law governs the Loan Documents without regard to principles of conflicts of law. Each Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in the Commonwealth of Virginia provided, however, that if for any reason the Bank can not avail itself of the courts of the Commonwealth of Virginia, the Borrower and Bank each submit to the jurisdiction of the State and Federal Courts in Santa Clara County, California.

EACH BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12           GENERAL PROVISIONS

12.1        Successors and Assigns.

This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrowers may not assign this Agreement or any rights under it without Bank’s prior written consent which may be granted or withheld in Bank’s discretion. Bank has the right, without the consent of or notice to Borrowers, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights and benefits under this Agreement.

12.2        Indemnification.

Each Borrower will indemnify, defend and hold harmless Bank and its officers, employees, and agents against:  (a) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or consequential to transactions between Bank and any Borrower (including reasonable attorneys fees and expenses), except with respect to (a) and (b) above where such losses, obligations, demands, claims or liabilities are caused by Bank’s gross negligence or willful misconduct.

12.3        Time of Essence.

Time is of the essence for the performance of all obligations in this Agreement.

12.4        Severability of Provision.

Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.5        Amendments in Writing, Integration.

All amendments to this Agreement must be in writing and signed by Borrowers and Bank. This Agreement represents the entire agreement about this subject matter, and supersedes prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement merge into this Agreement and the Loan Documents.

12.6        Counterparts.

This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.

12.7        Survival.

All covenants, representations and warranties made in this Agreement continue in full force while  any Obligations remain outstanding. The obligations of Borrowers in Section 12.2 to indemnify Bank will survive until all statutes of limitations for actions that may be brought against Bank have run.

12.8        Confidentiality.

In handling any confidential information, Bank will exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made (i) to Bank’s subsidiaries or affiliates in connection with their business with Borrowers, (ii) to prospective transferees or purchasers of any interest in the loans (provided, however, Bank shall use commercially reasonable efforts in obtaining such prospective transferee or purchasers agreement of the terms of this provision), (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with Bank’s examination or audit and (v) as Bank considers appropriate exercising remedies under this Agreement. Confidential information does not include information that either: (a) is in the public domain or in Bank’s possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (b) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

12.9        Attorneys’ Fees, Costs and Expenses.

In any action or proceeding between any Borrower and Bank arising out of the Loan Documents, the prevailing party will be entitled to recover its reasonable attorneys’ fees and other reasonable costs and expenses incurred, in addition to any other relief to which it may be entitled.

13           DEFINITIONS

13.1        Definitions.

In this Agreement:

“Affiliate” of a Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Bank Expenses” are all audit fees and expenses and reasonable costs and expenses (including reasonable attorneys’ fees and expenses) for preparing, negotiating, administering (except for administrative expenses incurred in the ordinary course or where such administration does not result in out-of-pocket expenses), defending and enforcing the Loan Documents (including appeals or Insolvency Proceedings).

“Basic Rate” is a per annum rate of interest (based on a year of 360 days) equal to seven and three-quarters percent (7.75%).

“Borrower’s Books” are all of each Borrower’s books and records including ledgers, records regarding each Borrower’s assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

“Business Day” is any day that is not a Saturday, Sunday or a day on which the Bank is closed.

“Closing Date” is the date of this Agreement.

“Code” is the Uniform Commercial Code, in effect in the Commonwealth of Virginia as of the Closing Date.

“Collateral” is the property described on Exhibit A.

“Committed Equipment Line” is a Credit Extension of up to Five Million Dollars ($5,000,000).

“Committed Revolving Line” is a line of credit from Bank to Borrowers in the original maximum principal amount of Fifteen Million Dollars ($15,000,000), as the same may be amended, modified, increased or renewed from time to time.

“Commitment Termination Date” is December 31, 2004.

“Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices;  but “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

“Credit Extension” is each Equipment Advance, or any other extension of credit by Bank for any Borrower’s benefit.

“Current Liabilities” are the aggregate amount of the Total Liabilities of the Company and its consolidated Subsidiaries which mature within one (1) year.

“Eligible Equipment” is general purpose computer equipment, office equipment, test and laboratory equipment, furnishings, and, subject to the limitations set forth below, Other Equipment that complies with all of Borrowers’ representations and warranties to Bank and which is acceptable to Bank in all respects. Equipment financed with the proceeds of Equipment Advances may be new or used Equipment.

“Equipment” has the meaning set forth in the Code and includes all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which any Borrower has any interest.

“Equipment Advance” is defined in Section 2.1.1.

“Equipment Term Note” means that certain Equipment Term Note of even date herewith in the principal amount of Five Million Dollars ($5,000,000) from Borrowers in favor of Bank, together with all renewals, amendments, modifications and substitutions therefor.

“ERISA” is the Employment Retirement Income Security Act of 1974, and its regulations.

“Financed Equipment” is defined in the Loan Supplement.

“Funding Date” is any date on which an Equipment Advance is made to or on account of Borrowers.

“GAAP” is generally accepted accounting principles.

“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

“Insolvency Proceeding” are proceedings by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Investment” is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

“Lien” is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

“Loan Amount” is the aggregate amount of the Equipment Advance.

“Loan Documents” are, collectively, this Agreement, the Equipment Term Note, any note, or notes or guaranties executed by any Borrower and any other present or future agreement between any Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated.

“Loan Factor” is the percentage which results from amortizing the Equipment Advance over the Repayment Period, using the Basic Rate as the interest rate.

“Loan Supplement” is attached as Exhibit B.

“Material Adverse Change” has the meaning set forth in Section 8.3.

“Material Subordinated Debt Modification” means any amendment or modification to any instrument, agreement or other document relating to the Subordinated Debt or any other action in connection with the Subordinated Debt that, individually or in combination with other amendments, modifications or actions, (a) increases the interest rate, fees or expenses due under the Subordinated Debt, (b) increases the maximum principal amount of the Subordinated Debt, (c) accelerates the due date or maturity date of all or part of the Subordinated Debt, (d) changes the collateral, if any, for the Subordinated Debt or (e) otherwise has a material adverse effect on Borrower’s ability to pay and perform its obligations in favor of Bank or the validity or priority of Bank’s security interest in the Collateral.

“Material Subsidiary” means any Subsidiary now or hereafter existing, that owns assets with an aggregate book value exceeding 5% of the aggregate book value of the consolidated total assets of the Company and its consolidated Subsidiaries taken as a whole, in each case, as measured as of the last day of the most recently completed fiscal quarter for which financial statements have been delivered pursuant to Section 6.2, or (ii) has generated revenue during the most recently completed four fiscal quarter period exceeding 5% of the aggregate consolidated revenue generated by the Company and its Subsidiaries during the most recently completed four fiscal quarter period for which financial statements have been delivered pursuant to Section 6.2.

“Obligations” are debts, principal, interest, Bank Expenses and other amounts Borrowers owe Bank now or later, including cash management services, letters of credit and foreign exchange contracts, if any and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrowers assigned to Bank.

“Original Stated Cost” is (i), the original cost to any Borrower of the item of new Equipment (including without limitation Other Equipment) any and all freight, installation, tax and related charges associated with the purchase of such Equipment or  (ii) the fair market value assigned to such item of used Equipment (including without limitation Other Equipment) by mutual agreement of Borrowers and Bank at the time of making of the Equipment Advance, plus any and all freight, installation, tax and related charges associated with the purchase of such Equipment, subject to the sub-limit on Other Equipment set forth below.

“Other Equipment” is leasehold improvements, intangible property such as computer software and software licenses, equipment specifically designed or manufactured for any Borrower, other intangible property, limited use property and other similar property and any and all freight, installation, tax and other related charges associated with the purchase of Financed Equipment. Unless otherwise agreed to by Bank not more than twenty percent (20%) of the Committed Equipment Line shall consist of Other Equipment.

“Permitted Indebtedness” is:

(a)           Borrowers’ indebtedness to Bank under this Agreement or any other Loan Document;

(b)           Indebtedness existing on the Closing Date and shown on the Schedule and any Indebtedness hereafter incurred for the purpose of refinancing such existing Indebtedness, provided the principal amount of such Indebtedness does not increase as a result of such refinancing (it being understood that the Indebtedness permitted under this clause shall be in addition to the Indebtedness permitted under any of the other clauses of this definition of Permitted Indebtedness);

(c)           Subordinated Debt;

(d)           Indebtedness to trade creditors and other account payables incurred in the ordinary course of business;

(e)           Unsecured Indebtedness of the Company and certain of its Subsidiaries in the maximum aggregate principal amount of Ten Million Dollars ($10,000,000), provided the maturity date of all such Indebtedness is not less than one hundred eighty (180) days after the Revolving Maturity Date;

(f)            Indebtedness under capital leases and purchase money obligations provided such Indebtedness does not exceed Fifteen Million Dollars ($15,000,000) in the aggregate for all Borrowers;

(g)           Guaranty obligations of the Company or any Subsidiary in respect of Indebtedness otherwise permitted hereunder of the Company or any Subsidiary; and

(h)           Indebtedness not otherwise permitted under subsections (a) through (g) above to the extent that such Indebtedness does not exceed Ten Million Dollars ($10,000,000) in the aggregate for all Borrowers.

“Permitted Investments” are:

(a)           Investments shown on the Schedule and existing on the Closing Date;

(b)           (i) marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any State maturing within 2 years from its acquisition, (ii) commercial paper maturing no more than 2 years after its creation and having the highest rating from either Standard & Poor’s Corporation or Moody’s Investors Service, Inc., and (iii) Bank’s certificates of deposit issued maturing no more than 2 years after issue;

(c)           Investments made in accordance with any investment policy approved by the Company’s Board of Directors; and

(d)           Investments in any Subsidiary of Borrower which is not a Borrower under this Agreement, provided that (a) all such Investments in the aggregate do not exceed $10,000,000 in any 12-month period and (b) no Event of Default exists at the time of any such Investment or would exist after giving effect to any such Investment.

“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company association, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Proceeds” has the meaning described in the Code as in effect from time to time.

“Quick Assets” is, on any date, all unrestricted cash, cash equivalents and investments held at Bank or at an Affiliate of Bank, plus all net accounts receivables of the Company and its consolidated Subsidiaries, determined according to GAAP.

“Quick Ratio” is unrestricted cash, cash equivalents and investments at Bank plus total accounts receivable divided by total current liabilities plus long-term Bank debt and issued letters of credit and minus deferred revenue.

“Registered Organization” means an organization organized solely under the law of a single state or the United States and as to which the state or the United States must maintain a public record showing the organization to have been organized.

“Repayment Period,” as to the initial Equipment Advance is twenty-four (24) months and as to all other Equipment Advances is thirty (30) months.

“Responsible Officer” is each of the chief executive officer, the president, the chief financial officer and the chief accounting officer, the treasurer or the assistant treasurer of either Borrower.

“Schedule” is any attached schedule of exceptions.

“Subordinated Debt” is indebtedness under the Notes issued pursuant to the Indenture dated as of October 20, 2000 between the Company and State Street Bank & Trust Company, as Trustee, and any other debt incurred by any Borrower subordinated to Borrowers’ indebtedness owed to Bank and which is reflected in a written agreement in a manner and form acceptable to Bank and approved by Bank in writing.

“Subsidiary” is for any Person, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.

“Tangible Net Worth” is on any date, the total assets of the Company and its consolidated Subsidiaries minus (i) any amounts attributable to (a) goodwill and, (b) other intangible assets such as acquired technology, customer relationships, patents, trade and service marks and names, copyrights and capitalized software costs, and (ii) Total Liabilities.

“Total Liabilities” is on any day, obligations that should, under GAAP, be classified as liabilities of the Company and its consolidated Subsidiaries, including all Indebtedness, and the current portion of the Subordinated Debt, if any, that Borrowers are allowed to pay under Section 7.8 hereof, but only to the extent that Borrowers have notified Bank in writing that they plan to make such a payment, but excluding all other Subordinated Debt.

[Signatures appear on the following page]

BORROWERS:

MANUGISTICS GROUP, INC.

By:	/s/ Raghavan Rajaji
Name: Raghavan Rajaji
Title: Executive Vice President and Chief Financial Officer

MANUGISTICS, INC.

By:	/s/ Raghavan Rajaji
Name: Raghavan Rajaji
Title: Executive Vice President and Chief Financial Officer

BANK:

SILICON VALLEY BANK

By:	/s/ Megan Scheffel
Name: Megan Scheffel
Title: Vice President

EXHIBIT A

The Collateral consists of all of Borrowers’ right, title and interest in and to the following:

Each item of equipment, or personal property financed with a “Equipment Advance” pursuant to that certain Loan and Security Agreement, dated as of March     , 2004 (the “Loan Agreement”), by and between Borrowers and Bank, including, without limitation, the property described in Annex A hereto or Annex A to any Loan Supplement, whether now owned or hereafter acquired, together with all substitutions, renewals or replacements of and additions, improvements, and accessions to any and all of the foregoing, and all proceeds from sales, renewals, releases or other dispositions thereof.

EXHIBIT B

FORM OF LOAN AGREEMENT SUPPLEMENT

LOAN AGREEMENT SUPPLEMENT No. [ ]

LOAN AGREEMENT SUPPLEMENT No. [ ], dated               , 200   (“Supplement”), to the Loan and Security Agreement dated as of March   , 2004 (the “Loan Agreement) by and between the undersigned (“Borrowers”), and Silicon Valley Bank (“Bank”).

Capitalized terms used herein but not otherwise defined herein are used with the respective meanings given to such terms in the Loan Agreement.

To secure the prompt payment by Borrowers of all amounts from time to time outstanding under the Loan Agreement, and the performance by Borrowers of all the terms contained in the Loan Agreement, Borrowers grant Bank, a first priority security interest in each item of equipment and other property described in Annex A hereto, which equipment and other property shall be deemed to be additional Financed Equipment and Collateral. The Loan Agreement is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.

Annex A (Equipment Schedule) and Annex B (Loan Terms Schedule) are attached hereto.

The proceeds of the Loan should be transferred to Borrowers’ account with Bank set forth below:

Bank Name:           Silicon Valley Bank

Account No.:

Borrowers hereby certify that (a) the foregoing information is true and correct and authorizes Bank to endorse in its respective books and records, the Basic Rate applicable to the Funding Date of the Loan contemplated in this Loan Agreement Supplement and the principal amount set forth in the Loan Terms Schedule; (b) the representations and warranties made by Borrowers in the Loan Agreement are true and correct on the date hereof and will be true and correct on such Funding Date. No Event of Default has occurred and is continuing under the Loan Agreement. This Supplement may be executed by Borrowers and Bank in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

This Supplement is delivered as of this day and year first above written.

The Financed Equipment subject to this Loan Supplement is owned by                             and Borrowers hereby authorize Bank to file a financing statement naming such Borrower as the debtor with respect to such Financed Equipment.

SILICON VALLEY BANK		MANUGISTICS GROUP, INC.

By:		By:
	Name:		Name:
	Title:		Title:

MANUGISTICS, INC.

By:
Name:
Title:

Annex A - Description of Financed Equipment
Annex B - Loan Terms Schedule

Annex A to Exhibit B

The Financed Equipment being financed with the Equipment Advance which this Loan Agreement Supplement is being executed is listed below. Upon the funding of such Equipment Advance, this schedule automatically shall be deemed to be a part of the Collateral.

Description of Equipment:	Make	Model	Serial #	Invoice #

Annex B to Exhibit B

LOAN TERMS SCHEDULE #

Loan Funding Date:                , 200

Original Loan Amount:  $

Basic Rate:  7.5%

Loan Factor:               %

Scheduled Payment Dates and Amounts*:

One (1) payment of $              due
                      payment of $              due monthly in advance from               through              .
        One (1) payment of $              due

Maturity Date:

Payment No.                                         Payment Date

  1
  2
  3
  4
.. . .

[36]
.. . .

*/                                     The amount of each Scheduled Payment will change as the Loan Amount changes.

EXHIBIT C
COMPLIANCE CERTIFICATE

TO:                                                                            SILICON VALLEY BANK
                                                                                                3003 Tasman Drive
                                                                                                Santa Clara, CA 95054

FROM:                                                         MANUGISTICS GROUP, INC.

The undersigned authorized officer of Manugistics Group, Inc. (“Company”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrowers and Bank (the “Agreement”), (i) Borrowers are in complete compliance for the period ending                                with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date. Attached are the required documents supporting the certification. The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrowers are not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Quarterly Financial Statement + CC	Quarterly within 50 days	Yes No
Annual Financial Statement	FYE within 120 days	Yes No

Financial Covenant	Required	Actual	Complies
Measured Quarterly:
Adjusted Quick Ratio,	1.75 to 1.00	to 1.00	Yes No
Minimum Tangible Net Worth
05/31/04	$130,000,000	$	Yes No
08/31/04	$140,000,000	$	Yes No
11/30/04	$140,000,000	$	Yes No
02/28/05	$140,000,000	$	Yes No
Thereafter	Reset

Comments Regarding Exceptions: See Attached.	BANK USE ONLY

Received by:
Sincerely,		AUTHORIZED SIGNER

Date:
SIGNATURE
Verified:
AUTHORIZED SIGNER

TITLE	Date:

	Compliance Status:	Yes No
DATE

Schedule to Loan and Security Agreement

The exact correct corporate name of each Borrower is (attach a copy of the formation documents,
e.g., articles, partnership agreement):

Each Borrower’s State of formation:

In the last five (5) years each Borrower has operated under only the following other names (if none, so state):

Liens existing on the Closing Date and disclosed to and accepted by Bank in writing:

Subordinated Debt:

Indebtedness on the Closing Date and disclosed to and consented to by Bank in writing:

Each Borrower’s Tax ID Number is:

Each Borrower’s Organizational Number, if any, is:

The Company’s website is

Investments on the Closing Date and disclosed to and consented to by Bank in writing: